Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended December 31, 2018

Declares Common Stock Distributions for the Quarter Ending March 31, 2019 and Moves to Monthly Distributions for the Months Ending April 30, May 31, and June 30, 2019

GREENWICH, CT – 02/28/2019 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (“OXSQ,” the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended December 31, 2018.

•	As of December 31, 2018 net asset value (“NAV”) per share was $6.60, compared with the NAV per share of $7.49 at the prior quarter end.

•	For the quarter ended December 31, 2018 we recorded GAAP net investment income of approximately $8.5 million, or $0.18 per share, compared to $8.6 million, or $0.18 per share for the quarter ended September 30, 2018. We recorded net realized losses of approximately $2.8 million and a net increase in unrealized depreciation of approximately $39.8 million for the quarter ended December 31, 2018. In total, we had a net decrease in net assets from operations of approximately $34.1 million, or $0.71 per share, for the quarter ended December 31, 2018, compared with a net increase in net assets from operations of $6.5 million, or $0.13 per share, for the quarter ended September 30, 2018.

•	Total investment income for the fourth quarter of 2018 amounted to approximately $15.2 million, which was approximately equal to the total investment income earned during the third quarter of 2018.

o	For the quarter ended December 31, 2018 we recorded investment income from our portfolio as follows:

•	$7.0 million from our debt investments,

•	$7.7 million from our collateralized loan obligation (“CLO”) equity investments, and

•	$0.4 million from all other sources.

•	Our total expenses for the quarter ended December 31, 2018 were approximately $6.7 million, which was approximately equal to our total expenses for the quarter ended September 30, 2018.

•	During the fourth quarter of 2018:

o	We made investments of approximately $39.2 million in corporate loans.
o	We received, or were entitled to receive, proceeds of approximately $38.9 million from repayments and amortization payments on our debt investments, in addition to $6.5 million from sales of CLO equity investments and $4.0 million from sales of CLO debt investments.

•	As of December 31, 2018 the following metrics applied (note that none of these values represent a total return to shareholders):

o	The weighted average yield of our debt investments was 9.7% at current cost, compared with 9.4% as of September 30, 2018.
o	The weighted average effective yield of our CLO equity investments at current cost was 15.6%, compared with 14.8% as of September 30, 2018.
o	The weighted average cash distribution yield of our CLO equity investments at current cost was 17.4%, compared with 18.6% as of September 30, 2018.

•	Our weighted average credit rating on a fair value basis was 2.1 at the end of the fourth quarter of 2018 (compared to 2.0 at the end of the third quarter of 2018).

•	As of December 31, 2018 we had no investments on non-accrual status.

•	On February 22, 2019 our Board of Directors declared the following distributions on our common stock:

Period Ending	Record Date	Payment Date	Amount Per Share
March 31, 2019	March 15, 2019	March 29, 2019	$0.200
April 30, 2019	April 23, 2019	April 30, 2019	$0.067
May 31, 2019	May 24, 2019	May 31, 2019	$0.067
June 30, 2019	June 21, 2019	June 28, 2019	$0.067

•	On February 5, 2018 the Board of Directors authorized a stock repurchase program of $25 million. Since the program’s inception through December 31, 2018 we have repurchased approximately 3.8 million shares of our common stock at a weighted average share price of $6.53 per share, totaling $25 million. Accordingly, over this period, the program has produced an accretion to NAV of approximately $0.08 per share.

•	On December 21, 2018 and January 30, 2019 Oxford Square Funding 2018, LLC repaid approximately $39.3 million and $7.3 million, respectively, of principal outstanding under the credit facility (“Facility”) with Citibank, N.A. As of January 30, 2019 we had approximately $78.4 million principal outstanding under the Facility.

We will host a conference call to discuss our fourth quarter results today, Thursday, February 28, 2019 at 09:00 AM ET. Please call 1-888-339-0740 to participate. A recording of the conference call will be available to replay for approximately 30 days following the call. The replay number is 1-877-344-7529, and the replay passcode is 10129061.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2018	December 31, 2017
ASSETS
Non-affiliated/non-control investments (cost: $486,232,755 and $418,990,080, respectively)	$430,496,633	$400,223,439
Affiliated investments (cost: $9,126,017 and $10,528,740, respectively)	14,492,197	18,218,787
Cash and cash equivalents	13,905,059	30,013,842
Restricted cash	3,175,805	—
Interest and distributions receivable	4,682,735	5,085,494
Other assets	392,784	579,694
Total assets	$467,145,213	$454,121,256
LIABILITIES
Notes payable – Credit Facility, net of deferred issuance costs	$85,522,569	$—
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs	62,664,863	62,340,159
Base management fee and net investment income incentive fee payable to affiliate	3,227,456	2,706,099
Accrued interest payable	488,608	11,621
Accrued expenses	517,470	644,735
Total liabilities	152,420,966	65,702,614

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 47,650,959 and 51,479,409 shares issued and outstanding, respectively	476,509	514,794
Capital in excess of par value	456,970,560	529,297,749
Total distributable earnings / (loss)	(142,722,822)	(141,393,901)
Total net assets	314,724,247	388,418,642
Total liabilities and net assets	$467,145,213	$454,121,256
Net asset value per common share	$6.60	$7.55

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$25,183,547	$24,561,956	$33,649,267
Income from securitization vehicles and investments	27,837,032	33,274,392	32,503,279
Other income	2,984,773	3,198,469	2,228,877
Total investment income from non-affiliated/non-control investments	56,005,352	61,034,817	68,381,423
From affiliated investments:
Interest income – debt investments	271,916	382,200	331,404
Total investment income from affiliated investments	271,916	382,200	331,404
From control investments:
Interest income – debt investments	—	—	567,219
Total investment income from control investments	—	—	567,219
Total investment income	56,277,268	61,417,017	69,280,046
EXPENSES
Interest expense	7,181,009	12,898,815	17,202,851
Base management fees	7,309,435	8,140,010	11,292,395
Professional fees	1,227,296	2,799,113	6,393,812
Compensation expense	907,995	901,472	837,343
Director’s fees	441,501	584,580	642,000
Insurance	247,178	256,956	159,573
Transfer agent and custodian fees	227,381	244,115	316,577
General and administrative	644,104	1,014,580	2,861,803
Total expenses before incentive fees	18,185,899	26,839,641	39,706,354
Net investment income incentive fees	4,585,151	3,850,646	2,795,399
Capital gains incentive fees	—	—	—
Total incentive fees	4,585,151	3,850,646	2,795,399
Total expenses	22,771,050	30,690,287	42,501,753
Net investment income	33,506,218	30,726,730	26,778,293
Net change in unrealized appreciation/depreciation on investments
Non-Affiliate/non-control investments	(36,969,481)	19,478,902	90,159,779
Affiliated investments	(2,323,867)	3,561,269	4,695,861
Control investments	—	—	5,750,000
Total net change in unrealized appreciation/depreciation on investments	(39,293,348)	23,040,171	100,605,640
Net realized (losses) gains
Non-Affiliated/non-control investments	(3,370,732)	(7,007,892)	(11,262,943)
Affiliated investments	5,241	—	—
Control investments	—	—	(3,000,000)
Extinguishment of debt	(60,752)	(3,149,338)	(2,759,227)
Total net realized losses	(3,426,243)	(10,157,230)	(17,022,170)
Net (decrease)/increase in net assets resulting from operations	$(9,213,373)	$43,609,671	$110,361,763

	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Net increase in net assets resulting from net investment income per common share:
Basic and Diluted	$0.67	$0.60	$0.52

Net (decrease)/increase in net assets resulting from operations per common share:
Basic	$(0.19)	$0.85	$2.13
Diluted	$(0.19)	$0.83	$1.90
Weighted average shares of common stock outstanding:
Basic	49,622,157	51,479,409	51,858,313
Diluted	49,622,157	58,349,224	61,773,392

FINANCIAL HIGHLIGHTS

Financial highlights for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 are as follows:

	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Per Share Data
Net asset value at beginning of period	$7.55	$7.50	$6.40	$8.64	$9.85
Net investment income(1)(3)	0.67	0.60	0.52	0.66	1.17
Net realized and unrealized gains (losses)(2)(3)	(0.91)	0.25	1.62	(1.85)	(1.20)
Net change in net asset value from operations	(0.24)	0.85	2.14	(1.19)	(0.03)
Distributions per share from net investment income	(0.73)	(0.66)	(1.06)	(1.14)	(1.00)
Distributions based on weighted average share impact	0.01	—	0.01	0.01	(0.03)
Tax return of capital distributions	(0.07)	(0.14)	(0.10)	—	(0.16)
Total distributions(4)	(0.79)	(0.80)	(1.15)	(1.13)	(1.19)
Effect of shares repurchased, gross	0.08	—	0.11	0.08	0.01
Net asset value at end of period	$6.60	$7.55	$7.50	$6.40	$8.64
Per share market value at beginning of period	$5.74	$6.61	$6.08	$7.53	$10.34
Per share market value at end of period	$6.47	$5.74	$6.61	$6.08	$7.53
Total return based on Market Value(5)	26.95%	(2.01)%	33.29%	(4.35)%	(17.22)%
Total return based on Net Asset Value(6)	(1.99)%	11.33%	35.31%	(12.73)%	(0.51)%
Shares outstanding at end of period	47,650,959	51,479,409	51,479,409	56,396,435	60,303,769
Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$314,724	$388,419	$385,992	$360,935	$520,813
Average net assets (000’s)	$369,258	$385,947	$343,328	$487,894	$560,169
Ratio of expenses to average net assets	6.17%	7.95%	12.38%	9.80%	8.70%
Ratio of net investment income to average net assets	9.07%	7.96%	7.80%	8.12%	12.24%
Portfolio turnover rate(7)	35.18%	43.02%	25.73%	24.96%	45.91%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.

(3)	During the first quarter of 2015, the Company identified a non-material error in its accounting for income from CLO equity investments. Prospectively as of January 1, 2015, the Company records income from its CLO equity investments using the effective yield method in accordance with the accounting guidance in ASC 325-40, Beneficial Interests in Securitized Financial Assets, based upon an estimation of an effective yield to maturity utilizing assumed cash flows. An out-of-period adjustment to net investment income incentive fees, in the amount of $2.4 million, or $0.04 per share, is reflected in the year ended December 31, 2015. Prior period amounts are not materially affected.
During the quarter ended September 30, 2015, the Company recorded an out of period adjustment related to a miscalculation of discount accretion which increased interest income and increased investment cost, by approximately $1.4 million. For the year ended December 31, 2015, approximately $1.1 million, or $0.02 per share, of the adjustment related to prior years. The increase in the investment cost has a corresponding effect on the investment’s unrealized depreciation of the same amount. Management concluded the adjustment was not material to previously filed financial statements.

(4)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(5)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value per share, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts.
(6)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value.
(7)	Portfolio turnover rate is calculated using the lesser of the annual cash investment sales and debt repayments or annual cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios measured for the years ended December 31, 2018, 2017, 2016, 2015 and 2014:

	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Ratio of expenses to average net assets:
Expenses before incentive fees	4.92%	6.95%	11.57%	10.00%	8.39%
Net investment income incentive fees	1.24%	1.00%	0.81%	(0.19)%	1.00%
Capital gains incentive fees	—%	—%	—%	—%	(0.69)%
Ratio of expenses, excluding interest expense, to average net assets	4.21%	4.61%	7.37%	5.73%	5.17%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280